                                 EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statements (Form S-3) and related Prospectus of Odetics, Inc. for the registration of 173,214 shares of its Class A common stock and to the incorporation by reference therein of our report dated May 4, 1998 with respect to the consolidated financial statements and schedule of Odetics, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.

                                    /s/  Ernst & Young LLP

Orange County, California
September 17, 1998

                                 EXHIBIT 23.1